U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

3D TOTAL SOLUTIONS, INC.

(Name of Registrant in its Charter)

Delaware	7370	36-4756901

(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3D TOTAL SOLUTIONS, INC.

75 Danbury Road, Suite 508

Ridgefield, CT 06877

Tel. (203) 431-7794

(Address and Telephone Number of Principal Executive Offices)

James Endee

3D Total Solutions, Inc.

75 Danbury Road, Suite 508

Ridgefield, CT 06877

Tel. (203) 431-7794

 (Name, address and telephone number of agent for service)

Copies To:

Jeffrey M. Stein, Esq.

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, NY 11803

As soon as practicable after the effective date of this Registration Statement.

Approximate Date of Commencement of Proposed Sale to the Public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐. (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (5)		Proposed Offering Price per Share		Proposed Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock	3,513,300	(1)	$0.25	(3)	$878,325	$113.13
Common Stock	1,000,000	(2)	$0.25	(3)	$250,000	$32.20

(1)	Represents 3,513,300 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.
(2)	Represents 1,000,000 shares of our common stock being registered for resale on behalf of the Company.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the average price shares were sold to our shareholders in a private placement.

(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders. Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.
(5)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS (Subject to Completion) DATED ___, 2014

3D TOTAL SOLUTIONS, INC.

4,513,300 SHARES OF COMMON STOCK

This is the initial offering of common stock of 3D Total Solutions, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $0.25 per share, and the selling shareholders are offering a total of 3,513,300 shares of common stock. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares by the Company. The offering by the Company (of the 1,000,000 shares of common stock) is being conducted on a self-underwritten, best efforts basis, which means our President, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Mr. Endee, our President will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The Company issued shares will be offered at a fixed price of $0.25 per share for a period of 12 months from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (12 months from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is part.

The Company and the selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus. 3D Total Solutions, Inc. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market-maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market-maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company will not receive any proceeds from the sale by the selling shareholders of the shares. We are paying the cost of registering the shares covered by this Prospectus as well as various related expenses. The Selling shareholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares. If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this Prospectus, called a Prospectus supplement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will therefore be subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF 3D TOTAL SOLUTION, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is ——, 2014

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to 3D Total Solutions, Inc.

About Our Company

3D Total Solutions, Inc. was founded in the State of Delaware on March 8, 2013. We are a development stage company that seeks to enhance the value of the 3D printing experience, via various initiatives. We intend to develop each initiative into a revenue source for the company. Our initiatives are described later in the document. In summary, we have two ‘hardware-related’ and three ‘software-related’ products in development.

Regarding our ‘hardware-related’ products, we are developing a three-dimensional (“3D”) printing machine(s), and/or components of 3D-printers, in which a component allows the 3D-printer to print multiple filaments during the same print. We intend this to be a consumer-grade product. Another product we are developing is a desktop extrusion device. We are in the process of developing a machine for creating filament out of plastic raw material and possibly other materials, in a small and economical package, with higher quality than currently on the market. We intend to outsource the production of our 3D printer and desktop extruder device, if applicable.

Our ‘software-based’ products will include 3D gaming applications and competitions (in development), a website with the ability to support an online community of users that can upload and share their designs/prints, and an area of the website where users can purchase parts kits that will allow them to build better, more useful objects than what is currently on the market.

We believe that our ability to offer these 3D-printing related products will provide the end user with a unique offering that will enhance the user’s printing experience, add value, and in return, accelerate the popularity of the 3D-Printing industry as a whole.

We have provisional patents filed on a component of a 3D printer, and intend on having patents filed related to the desktop extruder device, currently in development. We are developing games for people to play using a 3D printer and have filed provisional patents related to the systems, apparatus, and methods for conducting such games.

Lastly, we are exploring the application of 3D printing to the field of orthotics. It is our intention that this develops into a division that creates orthotics using 3D printing technology, however, the direction may change as we progress further.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $100,000 of additional funding to pay for ongoing business activities and SEC filing requirements for the next twelve months.  We do not currently have any arrangements for additional financing.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (March 13, 2013) through June 30, 2014, reports a net loss of $399,001. Our independent registered public accounting firm has issued an audit opinion for 3D which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

1

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning significant revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

·	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

·	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

2

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Considerations" in this Prospectus for more information.

The Offering

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered
by the Company:	1,000,000 shares of common stock, par value $.0001, on a best-efforts basis

Offering Price:	$.25

Securities Being Offered
by the Selling Shareholders:	3,513,300 shares of common stock, par value $.0001

Offering Price per Share:	$.25

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 12 months.

The shares being sold by our Selling Shareholders shall be offered for a period not to exceed 12 months from the date of effectiveness of this Registration Statement.

Net Proceeds to Our Company:	$250,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds to continue day to day business operations.

3

Number of Shares Outstanding
Before the Offering:	15,960,999 (as of 9/10/2014)

Number of Shares Outstanding
After the Offering:	16,960,999, if all the shares are sold

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

We have limited operating history that an investor can use to evaluate the Company, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small startup company.

We were incorporated in Delaware on March 8, 2013. Our headquarters are in Connecticut. We are a development stage company. We have no significant assets, limited financial resources and minimal revenue to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Our revenue and income potential is uncertain. Any evaluation of our business and prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in the development stage. Some of these risks and uncertainties include our ability to:

•	execute our business plan and commercialization strategy, including developing relationships with large retailers;
•	work with programs to develop our software;
•	create brand recognition;
•	respond effectively to competition;
•	manage growth in operations;
•	respond to changes in applicable government regulations and legislation;
•	access additional capital when required;
•	sell our products and service at the prices currently expected; and
•	attract and retain key personnel.

4

Because we are a development stage company, we expect losses in the future because we have no revenue to offset losses.

We are a development stage company that is currently developing our business. We have not developed any product, and additional development will be required before the Company will have a product and generate revenue. As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenue to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenue in the future. We recognize that if we are unable to generate revenue, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenue or ever achieve profitable operations.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.

The Company has limited operations on which to evaluate the Company and its prospects.

The Company has limited operations on which to evaluate the Company and its prospects. From our inception through June 30, 2014, we had miscellaneous gross revenues of $1,050. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s profits will be significantly and negatively affected. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

Since our officers can work or consult for other companies, there can be a conflict of interest and their activities could slow down our operations.

Our officers are not required to work exclusively for us. None of the Company’s officers devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to an officer’s time may arise based on their other employment and/or business operations. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the limited time available to support our operations. We do not have any agreement with our officers regarding the services they are to provide to the Company. It is expected that our officers will devote approximately five hours per week to our operations on an ongoing basis.

5

Our Officers and Directors lack relevant experience related to our proposed business.

Our current officers and directors lack experience in our industry, as well as our proposed business activities.  Due to the fact that our officers and directors do not have experience in our industry, they could more readily make business decisions that could result in the inability to obtain or retain customers.  In addition, due to their lack of experience in our industry, our officers and directors may fail to engage the appropriate individuals and entities, may purchase incorrect machinery related to the manufacture of our products, , all of which could result in the complete loss of your investment.

Some of Our Officers and Directors have no public company experience, which could result in their inability to properly manage Company affairs.  The Company’s needs could exceed the amount of time or level of experience they may have.  The Company will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact the Company business operations.  This could result in the loss of one’s entire investment.

The Company’s business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense.  Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the officers and director of the Company.  Further, our President and sole director has no experience in complying with the various rules and regulations which are required of a public company, and as a result, he may not be able to operate successfully as a public company, even if the Company’s operations are successful.  While each of the Company’s officers and directors will use their best judgments to resolve all potential conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided.  In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

The management of future growth will require, among other things, continued development of the Company's financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management, research and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise the Company’s ability to generate revenues or otherwise have a material adverse effect on the Company.  There can be no assurance that the Company will be able to successfully attract and retain skilled and experienced personnel.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

6

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Financial Position

If we are unable to obtain funding, our business operations will be harmed, and if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to develop our service, create a marketing program and address all necessary concerns to achieve sales and income. We anticipate that we may require additional capital to fund our operations in 2014. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to develop and market our service and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling shareholders.

The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

However, we agreed to pay offering expenses estimated at $21,250 as described in Part II, Item 13- Other Expenses of Issuance and Distribution. The Company does not have the cash available to pay these deferred costs so the Company will be in worse financial condition following this offering than it was prior to commencement of the offering.

Risks Related to a Development Stage Company

The loss of the services of our President could adversely affect our business.

Our success is dependent in large part upon the ability to execute our business plan. In particular, due to the relatively early stage of our business, our future success is highly dependent on the services of our President, who provides much of the necessary experience to execute our business plan. The loss of his services for any reason could impede our ability to achieve our objectives, such as the development of our software and related applications.

7

Our CEO is not currently receiving any cash compensation, and our CFO is receiving $1,500/month, which may lead them to focus on jobs and roles outside the Company.

Our President, Mr. Endee, is not currently receiving any cash compensation for his work as an officer for the Company. He doesn’t intend to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined. Based upon the Company’s growth status, Mr. Endee is not expected to take a cash salary for the foreseeable future. Currently, our officers spend only a nominal time on the business. Accordingly, they may not focus on growing the Company and may focus their efforts on jobs or consulting roles where they receive compensation.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

Purchasers may have difficulty evaluating the Company’s business because of the absence of an operating history.

The Company was incorporated on March 8, 2013, and to date, the Company has been involved primarily in organizational activities. The Company has earned no revenue, and therefore has no revenue history on which to evaluate the Company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence additional business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and Prospectus, to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

Our products may not achieve market acceptance thereby reducing the chance for success.

We are planning to develop a product offering capabilities that, to our best knowledge, are somewhat new to the market with a limited number of similar products. It is unclear whether our product offering and its features or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible. Because of our limited cash, we have not performed any market studies or engaged any focus groups to provide information on demand or interest in our service offering.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

8

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that may prevent customers from buying the Company’s products and services.

Many of our competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change.

We may not be able to manage or integrate future acquisitions, if any because of our lack of cash.

The Company has no pending or probable acquisition transactions as of the time of this offering. However, management will consider acquisition opportunities as a key element of the Company’s planned operating strategy. The acquisition and successful integration of such businesses that provide for synergistic or vertical integration opportunities for the Company will be crucial to the success of our acquisition strategy. These acquisitions could place a strain on operations in the future. Our ability to manage future acquisitions, if they occur, will depend on the Company’s ability to successfully evaluate investments, monitor operations, control costs, maintain effective quality controls, expand our internal management and technical and accounting systems and integrate acquired businesses into our company. As you evaluate the prospects of the Company, you should consider the many risks we will encounter during the process of integrating those businesses that may be acquired in the future. Such risks include (i) the distraction of management's attention from other business concerns; (ii) the potential loss of key employees or customers of the acquired businesses; and (iii) the potential inability to integrate controls, standards, systems and personnel.

To fund future acquisitions, we may need to borrow funds or assume the debts of acquired companies, or issue more stock, which may dilute the value of our existing common stock. To incur any additional debt, we must comply with any existing restrictions contained in any indebtedness we may have at that time. If these restrictions are not met and we do not receive necessary consents or waivers of these restrictions, we may be unable to make future acquisitions.

The Company’s success depends, in part, on its ability to protect, develop and rapidly deploy intellectual property.

Although the Company currently believes it has adequate protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

9

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third party claims as a result of litigation or other proceedings.

In connection with the enforcement of our own intellectual property rights, or disputes related to the validity or alleged infringement of third party intellectual property rights, including patent rights, we may in the future be subject to claims, negotiations or litigation. Intellectual property disputes and litigation may be costly and will be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business.

Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, subject us to injunctions restricting our sale of products, or cause severe disruptions to our operations or the marketplaces in which we compete.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of intense competition in the industry exacerbates these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

Risks Related to Our Common Stock and Our Status as a Public Company

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

The offering price of the shares should not be used as an indicator of the future market price of the shares, therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

10

The ownership of our common stock is concentrated among a small number of shareholders, and if our principal shareholders, directors and officers choose to act together, they may be able to significantly influence management and operations, which may prevent us from taking actions that may be favorable to you.

Our ownership is concentrated among a small number of shareholders, including our founders, directors, officers and entities related to these persons. Accordingly, these shareholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our shareholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of the Company or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

The requirements of being a public company may strain our resources and divert management’s attention.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. In addition, complying with public disclosure rules makes our business more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

There is no assurance of a public market or that the Company’s common stock will ever trade on a recognized exchange; therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents to obtain a listing on the OTC Bulletin Board (or comparable platform), nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their shares.

11

Our shareholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

12

We do not currently have independent audit or compensation committees. As a result, the board of directors has the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Certain provisions of Delaware law contain anti-takeover provisions that may make it more difficult to effect a change in our control.

Certain provisions of the Delaware General Corporation Law could delay or prevent an acquisition or change in control and the replacement of our incumbent directors and management, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares, possibly at a premium over the then market price of our common stock. One of these Delaware laws prohibits us from engaging in a business combination with any interested stockholder (as defined in the statute) for a period of three years from the date that the person became an interested stockholder, unless certain conditions are met.

Forward-Looking Statements

This Prospectus and the documents incorporated by reference into it contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

13

Use of Proceeds

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $250,000 in net proceeds from the sale of shares offered by us under this prospectus. There is no assurance that we will be able to raise any funds from this offering as we are conducting this offering on a “best-efforts” basis. The proceeds we receive shall be used to pay for accounting fees and internet marketing. The use of proceeds may include:

Research and development costs; product development costs, including hiring personnel or engaging in joint ventures with, or acquisitions of, other companies; legal and accounting fees; Internet Marketing fees; inventory investment; intellectual property fees; or any other fees or investments that help achieve the Company’s goals

If all the shares being offered by the Company are sold, the proceeds from this offering will be $250,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Percent of $250,000 Offering Achieved

	10%	25%	50%	75%	100%
Total Proceeds	$25,000	$62,500	$125,000	$167,500	$250,000

Less: Offering Expenses
Legal, Audit and Filing Fees	$21,250	$21,250	$21,250	$21,250	$21,250
Commissions & Finders Fees	$0	0	0	0	0
Transfer Agent fees*	$200	400	600	1,000	1,000
Copying*	$100	150	200	250	300
Total Offering Expenses	21,550	21,800	22,050	22,500	22,550

Net Proceeds From Offering	$3,450	40,700	102,950	145,000	227,450

*Estimated Expenses

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, it will source additional funding from alternative sources, and scale back our investment in the initiatives. The priority for investment in initiatives is intended to be Orthotics, 3D Printer, 3D Builder Bags, Gaming and lastly, Desktop Extruder. The Company may choose to fund a combination of these initiatives partially, resulting in a slower growth rate, or may choose to fund fully one of the initiatives first, for example, use all of our proceeds for orthotics before investing more capital into the 3D printer initiative. In the event that we do not find alternate sources, the business could fail.

Operationally, the Company needs roughly $8,000 per month to operate for the next 12 months, or approximately $100,000. This includes legal, accounting and rent expenses.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, past operating results, financial condition, book value or other criteria of value. The factors considered were:

14

· lack of significant revenues

· growth potential

· limited operating history

· the price we believe a purchaser is willing to pay for our stock

Although our common stock is not listed on a public exchange, we anticipate filing to obtain a listing on the OTC Bulletin Board after the filing of this Prospectus. In order to be quoted on the OTC Bulletin Board, a market-maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker will agree to file the necessary documents to get the Company listed on the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of 3DTS issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the Company, paid $20,000 for 2,000,000 shares, or $0.01 per share for their shares and 2,000,000 shares for $30,000 or $0.1333 per share. 9,550,000 shares were issued for services and 2,000,000 shares were issued for patent rights.

The dilution calculations we have set forth in this section reflect an offering price of $0.25 per share.

As of June 30, 2014 we had a net tangible book value of $15,333 or $0.0001 per share of outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $265,333 or $0.0159 per share. This represents an immediate increase in net tangible book value of $0.0158 per share to existing shareholders and an immediate dilution of $0.2342 per share to new investors.

Dilution Table

Maximum Offering

Net tangible book value before this Offering June 30, 2014	$15,333

Net tangible book value per share at June 30, 2014	$0.0001

Net tangible book value after this Offering	$265,333

Net tangible book value per share after Offering	$0.0159

Increase per share attributable to new stockholders	$0.0158

Dilution	$0.2342

Dilution as percentage of purchase price	93.68%

15

Selling Shareholders

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of October 20, 2014 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name of Beneficial Holder	Shares of Common Stock Owned Prior to Offering		Percentage Owned before the Offering (1)	Shares of Common Stock to be Offered	Shares of Common Stock Owned After Offering assuming all Common Shares being registered are sold		Percent of Common Stock Owned After the Offering assuming all Common Shares being registered are sold

New Skyline Partners, LLC (2)	5,000,000	(3)	31.33%	2,717,301	2,282,699	(3)	13.46%
David Hostelley (4)	500,000		3.13%	50,000	450,000		2.65%
Victoria Warpas (5)	2,667		0.02%	2,667	0		0.0%
Eric B. Ingber (5)	15,000		0.09%	15,000	0		0.0%
Jonathan D. Shaw (5)	7,334		0.05%	7,334	0		0.0%
Matthew Monaco (5)	50,000		0.31%	50,000	0		0.0%
Sean Curran (5)	33,333		0.21%	33,333	0		0.0%
Allan Brown (5)	1,000		*	1,000	0		0.0%
Robert DeSena (5)	6,666		0.04%	6,666	0		0.0%
Joseph Devoti (5)	10,000		0.06%	10,000	0		0.0%
Jeffrey Taffuri (5)	10,000		0.06%	10,000	0		0.0%
Peter Vincelli (5)	33,333		0.21%	33,333	0		0.0%
Vincent Castiglia (5)	6,666		0.04%	6,666	0		0.0%
Nick Barnes	60,000		0.38%	60,000	0		0.0%
Patrick O’Neil	1,000,000		6.27%	125,000	875,000		5.16%
Tom Barbaro	25,000		0.16%	25,000	0		0.0%
Ellen Ross	2,000,000		12.53%	75,000	1,925,000		11.35%
Jim Endee (6)	4,250,000		26.63	225,000	4,025,000		25.22%
Richard Epstein (7)	1,000,000		6.27%	60,000	940,000		5.54%
Total	13,760,999		86.22%	3,513,300	10,497,699		61.89%

* less than .01%

(1) Assuming that all 4,513,300 shares registered are sold. Based on a total of 15,960,999 shares of Common Stock outstanding as of October 20, 2014. Does not include shares of Common Stock issuable upon conversion of Series A Preferred Stock or exercise of warrants.

(2) Glenn Lafaye (Manager) has voting and dispositive control over the common shares beneficially owned by New Skyline Partners, LLC. New Skyline Partners, LLC invested in the Company as follows: $20,000 in June 2013 for 2,000,000 shares of common stock; $30,000 in August 2013 for 20,000 shares of Series A Preferred Stock; and $40,000 in September 2013 for 3,000,000 shares of common stock. As described below in Section entitled “Description of Securities” each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock.

(3) Does not include shares of Series A Preferred Stock owned by New Skyline Partners, LLC. As described below in Section entitled “Description of Securities” the Series A Preferred Stock is not convertible into shares of Common Stock if the holder is the beneficial owner of more than 9.99% of the Company’s Common Stock.

(4) David Hostelley is the Chief Financial Officer of the Company. He received 500,000 for services rendered.

(5) Invested in a January 2014 Private Placement, of shares of Common Stock of the Company at a price of $.15 per share of common stock plus warrant to purchase two shares of common stock at a price of $.64 per share.

(6) Jim Endee is the Chief Operating Officer, President and Director of the Company. He received shares of common stock of the Company for services rendered pursuant to agreement dated October 22, 2013 which provided for the issuance to Mr. Endee by the Company of an aggregate of 3,000,000 shares of Common Stock of the Company, issuable 250,000 shares per quarter (commencing January 2014 and ending July 2016) during the term of the agreement. On April 2, 2014 the Company agreed to issue Mr. Endee an additional 3,000,000 shares of Common Stock for serving as President and sole director of the Company.

(7) Richard Epstein is the former President and Board Member of the Company.

Holders of Record

As of October 20, 2014 we have 21 shareholders of record.

16

Plan of Distribution

The selling shareholders may sell some or all of their shares at a price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the OTC Bulletin Board concurrently with the filing of this Prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•ordinary brokers transactions, which may include long or short sales,

•transactions involving cross or block trades on any securities or market where our common stock is trading,

•through direct sales to purchasers or sales effected through agents, or

•any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling shareholders will be subject to the Prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

17

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

Shares Offered by the Company

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  The officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In addition, the Company’s officers and directors intend to market the shares to hedge funds, brokers and sophisticated investors that are known to the company.  The Company’s officers and directors plan to contact friends, family members, business acquaintances, as well as hedge funds and brokers directly to see if there is an interest in purchasing the shares.  If there is an interest from the above listed individuals and entities, the Company’s officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

18

Terms of the Offering

The shares being offered by the Company will be sold at the fixed price of $0.25 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this prospectus and continue for a period of 12 months, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the Company, are irrevocable.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling shareholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the shareholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales. When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the shareholder will need to register in that state or may rely on an exemption from registration.

Penny Stock Considerations

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

19

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•	Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question;

•	Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•	Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Description of Securities

We are authorized to issue 500,000,000 shares of common stock, $.0001 par value per share, and 1,000,000 shares of preferred stock, $.0001 par value per share, 20,000 shares of preferred stock were designated as Series A Preferred Stock. As of October 20, 2014, we have issued and outstanding securities on a fully diluted basis:

-	15,960,999 shares of Common Stock;
-	20,000 shares of Series A Preferred Stock, convertible into 20,000,000 shares of common stock;

20

-	Warrants to purchase 345,333 shares of Common Stock at a price per share of $.64;
-	The Company is contractually obligated to issue an additional 3,075,000 shares of Common Stock (see Section entitled Common Stock below).

The following statements are qualified in their entirety by reference to the detailed provisions of our Amended Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common shareholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Please refer to the Company’s Certificate of Incorporation as amended, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights of holders of the Company’s common stock.

The Company entered into an agreement with James Endee to serve as Chief Operating Officer of the Company on October 22, 2013 which provided for the issuance to Mr. Endee by the Company of an aggregate of 3,000,000 shares of Common Stock of the Company, issuable 250,000 shares per quarter (commencing January 2014 and ending July 2016) during the term of the agreement. On April 2, 2014 the Company agreed to issue Mr. Endee an additional 3,000,000 shares of Common Stock for serving as President and sole director of the Company.

The Company entered into an agreement with Brandon Bell (the “Bell Agreement”) to serve as Head of the Desktop Extruder Division in November 2013 which provided for the issuance of 200,000 shares of common stock. The Bell Agreement also provided anti-dilution rights under certain circumstances which did not occur. However, as of June 2, 2014, Mr. Bell has terminated his association with the Company.

The Company entered into an agreement with Patrick O’Neil on May 14, 2014 to serve as an Advisor to the Company. Pursuant to the agreement, the Company issued Mr. O’Neil 1,000,000 shares of Common Stock on the date of the agreement, and will issue 1,000,000 shares on May 14, 2015. Mr. O’Neil is involved with the development of our multi-head extrusion device, as well as consulting on our website design and development.

The Company entered into an agreement with Dr. Thomas Barbaro on May 19, 2014 to serve as an Advisor to the Company. Pursuant to the agreement, the Company has issued 25,000 shares to Dr. Barbaro, and will issue 25,000 shares each on the 6, 12 and 18 month anniversary of the agreement. Dr. Barbaro will help the Company with product development and testing, as well as evaluating market conditions within the Orthotics industry.

Preferred Stock

Preferred stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such preferred stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

21

As of the date of this Prospectus, there are 20,000 shares of preferred stock designated as Series A Preferred Stock. The Company sold 20,000 shares of Series A Preferred Stock for $30,000 in August 2013 to an entity controlled by one of the Company’s founders and former officer. The following are material terms of the Series A Preferred Stock, the discussion is qualified in its entirety, by the Certificate of Designation for the Series A Preferred Stock:

•	Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value of $1,000 per share.
•	So long as any shares of Series A Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series A Preferred Stock then outstanding, redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities.
•	The Series A Preferred Stock shall not have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, except in limited circumstances as it relates to the Series A Preferred Stock.
•	Each share of Series A Preferred Stock shall be convertible into 1,000 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series A Preferred Stock.
•	The Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder.

Options and Warrants

There are no outstanding options or other securities which are convertible into shares of our common stock, except as described below.

The Company has the following warrants outstanding:

•          In connection with the January 2014 private placement the Company issued warrants to purchase an aggregate of 345,333 shares of common stock at a price per share of $.64 for a term of three years from the date of issuance to 11 holders.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer. They are located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516. Their telephone number is (212) 828-8436 and their facsimile number is (646) 536-3179.

22

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth. For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Description of Business

3D Total Solutions, Inc. (the “Company” or “3DTS”) is a corporation, incorporated in the State of Delaware on March 8, 2013. The Company intends to provide multiple products and services related to the 3D Printing industry, which we hope will increase the value of the 3D printing experience for users across the globe. We will provide ‘hard’ products, such as 3D Printer components, the desktop extruder machine and 3DBuilder-Bags for example, and ‘soft’ products, such as gaming applications, competitions and possibly software, to make 3D printing more useful, valuable and fun.

On October 14, 2013 the Company formed an entity in England in which it had a 51% ownership, to develop products for the 3D technology industry. The English entity acquired a provisional patent and efforts were made to produce a working prototype. There was not an acceptable prototype developed as thought and as of July 10, 2014 the Company decided to wait for other opportunities before re-starting the business in England.

Below is a description of our initiatives. We fully intend on each of these initiatives to develop into a product and revenue source for 3DTS. However, there is no guarantee that any of these will turn into viable products. With strong financial backing and solid management in place, we are setting the company up for success.

Industry Background

Additive manufacturing or 3D printing is a process of making a three-dimensional solid object of virtually any shape from a digital model. 3D printing is achieved using an additive process, where successive layers of material are laid down in different shapes. 3D printing is also considered distinct from traditional machining techniques, which mostly rely on the removal of material by methods such as cutting or drilling (subtractive processes).

Additive manufacturing takes virtual blueprints from computer aided design (CAD) or animation modeling software and "slices" them into digital cross-sections for the machine to successively use as a guideline for printing. Depending on the machine used, material or a binding material is deposited on the build bed or platform until material/binder layering is complete and the final 3D model has been "printed."

3D models may be made out of various materials including, but not limited to, plastics or steel, with plastics such as acrylonitrile butadiene styrene (ABS) and polylactic acid (PLA) being the most common. Spools of plastic called filament are created by heating the plastic in pellet form using a machine called a filament extruder.

Construction of a model with contemporary methods can take anywhere from several hours to several days, depending on the method used and the size and complexity of the model. Additive systems can typically reduce this time to a few hours, although it varies widely depending on the type of machine used and the size and number of models being produced simultaneously.

23

Employees

We employ four persons on a part time basis, none of which are on a full time basis.

PRODUCTS

Gaming

The Company views gaming as an important contributor to how people utilize their existing 3D printers. We intend to use the proceeds from this registration to develop software and/or app(s) that will allow users to participate in the games. The key to gaming working effectively is to create encrypted files so that the user cannot see what is printing until it prints, and we believe we have a method for that process. Provisional patents have been filed for our gaming concepts. We are developing the scope of the games as well as the logistics necessary to operate the games. We intend on the gaming to be available from our website or app at any time a user chooses to play, or we may have specific time sensitive games for users to engage in competitions.

3D Builder Bags

The Company is in the process of developing ‘parts kits’, or ‘3D Builder Bags’, as we are naming it. We are developing these products with the intention of giving users of 3D printers more objects they can build with their printers than currently offered, by including non-printable parts in combination with the software files of printable objects, with which the users can customize and print, and subsequently, assemble the desired object with the combination of purchased and printed parts.

The ‘3D Builder Bag’ initiative combines a revenue model with 3D Printing competitions that will enhance the users’ 3D printing experience. The ‘3D Builder Bag’ will consist of non-printable parts that must be used in the competition. The winners of the competitions may share their design files on the Company’s website, which may be available for others to download and print.

In addition to using the ‘3D Builder Bag’ in competitions, the bags can be purchased by any customers who would like to build the winning model, or any other models which are developed by our users.

We also intend on creating our own 3D Builder Bags and supporting files, for users to purchase and build, thus increasing the usefulness of their existing 3D printer.

Website for users to upload and share information

The Company is in the process of developing a website that will offer multiple services to the 3D Printing community. We intend on having a web location where users’ designs can be uploaded and shared with other users in the community. We intend on utilizing a rating system comprised of multiple factors, such as ease of printing, complexity of the design, overall quality, etc. to give users feedback on their designs.

3D Printer Components

In keeping with our goal of adding value to the 3D printing industry, the Company is currently developing a multi-head/hot-end extruder. Most consumer printers currently print with 1 or 2 hot ends at a time. We think having more heads available to a model makes it that much more valuable, similar to a black and white 2D printer vs. a color printer. We have a provisional patent filed on the design. A working prototype is in development. The component may turn into a Company-branded printer that is designed around the device, and/or it may be a device that the Company produces for use in other machines. In either situation, we believe this is an industry-leading technological advancement that can be grown with proper capital.

24

Desktop Extrusion Machine

Most 3D printers on the market print using various materials or filaments, typically acrylonitrile butadiene styrene (ABS) or polylactic acid (PLA). These filaments are supplied from various sources in spools, or rolls, of filament. These spools can cost users $20 per pound or more, without factoring in shipping costs. In raw pellet form, the same filament costs about $2 per pound. That’s where the idea for the Desktop Extrusion Machine came in. If a user is a high-volume, or experimental user, it is entirely more cost effective for them to purchase the raw pellets and make their own spools of filament with a Desktop Extrusion Machine, given that the machine is cost effective to purchase and run in itself.

In today’s market, most spools are created on machinery that costs upwards of $120,000 for a high-volume production line. 3DTS currently has a desktop extruder in development which achieves this goal. In addition to the value proposition, the machine may be used by our customers to develop new color options and filament types currently not available in the market.

Orthotics

The Company is also developing the application of 3D printing to the Orthotics industry, and has an Advisor to the Company with industry experience. It is our intention that the Company create a division that produces orthotics using 3D printing technology, however, the direction may change as we progress further in development.

Production

When our products are out of the development phase we will be outsourcing the production to third parties to assemble them. We are factoring ease of assembly into the builds of all our products to make sure the assembly cost is kept as low as possible.

Marketing

We plan to market our products through word-of-mouth, industry contacts and the internet. The Company will also develop its website at the domain www.3dts.com and will work on developing a search engine optimization strategy. We also have domain names of www.3dtotalsolutions.com, www.3DBuilderBags.com, www.3dmakerbags.com and www.3dbuildpacks.com, all or none of which may be used to market the Company’s products.

Competition

We face competition from the development of new technologies or techniques not encompassed by the patents that we own or license, and from improvements to existing technologies.

Competition for 3D printers and desktop extrusion products are based primarily on process know-how, product application know-how and the ability to provide a full range of products and services to meet customer needs. Competition is also based upon innovations in 3D printing, rapid prototyping and rapid manufacturing printers and print materials. Many companies currently producing competing products or providing competing services are well established and have greater financial resources.

25

Description of Property

The Company owns no real estate. We are currently conducting operations in our executive office located at 75 Danbury Road, Ridgefield, Connecticut 06877. The term is month to month and the month obligation is $500, inclusive of all utilities.

Legal Proceedings

There are no legal proceedings pending or threatened against the Company.

Market for Common Equity and Related Shareholder Matters.

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market-maker, willing to list, bid, or sale quotations and to sponsor the listing of a company’s securities. We do not yet have an agreement with a registered broker-dealer as the market-maker, willing to list, bid, or sale quotations and to sponsor the common stock of the Company. We may not now and may never qualify for quotation on the OTC Bulletin Board.

Management's Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S FINANCIAL STATEMENTS, THE NOTES TO THOSE STATEMENTS AND THE INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AS A RESULT OF MANY FACTORS, SUCH AS THOSE SET FORTH UNDER “RISK FACTORS” AND ELSEWHERE IN THIS PROSPECTUS, OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.

Plan of Operation

We are a development stage company. We have not yet generated or realized any revenues from business operations. Over the next twelve months, the Company intends to focus on converting the initiatives and ideas described above into revenue. The strategy and timeline for each initiative may vary, but for each initiative, we will focus on:

1) Research and Development. We will put all our research and development efforts into formulating a development map to lay out the development process of our technology. The map will include the basic functionality of our product as a presentation tool to hopefully achieve business relationships with select partners that will agree to use our services. Our management will work on this development map at no additional cost to the Company. Our various initiatives have various development lifecycles, and may target different partners and applications.

26

Regarding our orthotics initiative, the Company is exploring the application of 3D printing to the orthotics industry. We have already been in discussion with orthotics labs and podiatrists about potential advances 3D printing could provide for the industry. Development costs will include programming costs necessary to create an app that will scan a patient’s foot, process the image, and output a file that can be exported to a 3D printer for manufacturing. Programming costs could be $25,000 over the next 12 months. We estimate it will take approximately 3 months to begin releasing an app for consumer use. We will likely outsource the production of the remainder of the orthotic to an orthotics lab. There will be costs for 3rd party manufacturing. We expect these costs to be a cost of goods sold, and not require a large outlay of capital.

Regarding our Multi-Head Printer initiative, a prototype is in the final stages of being produced. The company has already filed a provisional patent that includes multiple claims on the design. The software is being finalized to print multiple colors during the same print. This will demonstrate proof of concept and give us an opportunity to demonstrate the product when necessary. We will be exploring our options for either producing or licensing the design for future revenues. One of the Company’s advisors is developing both the hardware and software for this initiative, and therefore, minimizing capital needed. We estimate an additional $500 in material costs for the prototype, as most parts are printed with our in-house 3D printers. Over the next 6 months, we expect to gain a better understanding of the printer’s direction and market value.

For our 3D Builder Bags initiative, the Company is developing the product offerings for 3D Builder Bags. There may be multiple sources of product ideas and some minimal costs in testing different parts to be included in the ‘Builder Bags’. For example, once a ‘Builder Bag’ idea is identified, the included parts will need to be purchased and then converted to, or created as, a 3D CAD model. Our existing website, which currently includes the ability for users to upload and download 3D CAD files, will be revised to associate the 3D Builder Bag to those files. We estimate 2-4 months for initial product ideas to be offered online, and expect it to be ongoing after that. Related costs could be up to $15,000 in development and product generation.

Regarding our gaming initiative, the largest cost for the gaming initiative is programming, followed by marketing costs. We have already filed a non-provisional patent, based on the previous two provisional patents filed by the Company. With additional capital, we intend to hire a programmer who can implement the design detailed in the patent, by developing the gaming platform, in addition to providing ongoing programming for gaming ideas. We estimate 6-12 months for gaming to come online fully. Estimated costs could be $20,000-$30,000 over the next 12 months.

Regarding the Company’s Desktop Extruder initiative, the prototype is currently in the 2nd generation phase of being developed. We expect it to take another 1-2 months to reach prototype completion. Once the prototype is finished, we will proceed with completing the product development cycle, by beginning beta testing and getting the product ready for market release. Ultimately, we will work with a partner to manufacture the product. Estimated timeframe to reach product release may be 6-12 months. Estimated costs could be up to $30,000.

2) Sales and Marketing. For some products, we will focus our sales and marketing strategies to create a business relationship with one or two local retail stores or likely institutions who would be willing to act as a beta test customer, for our 3D Printer and Desktop Extruder, if applicable. Gaming will be developed with the same intention of testing the viability on a small-scale before releasing to the public. We would look to our beta test customers to help us identify weaknesses in our designs and to help the Company design its user interfaces and processes. Our management will work on developing these relationships so that there is minimal cost to the Company.

27

3) General Administration. Our management is keeping our expenses extremely low to minimize the additional cash required to sustain the Company through the next twelve months. We will rely on our officers to provide all general administration.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital. Our revenues have been minimal to date, and we must raise cash from sources other than through our product offering. The Company currently has no arrangements in place for additional financing. Our success or failure will be initially determined by the availability of additional financing and, thereafter by our success in implementing our business plan.

If, in the discretion of our management, it appears that the prospect of implementing any component of our business plan is promising, we will attempt to raise additional money through a private placement, public offering or through loans. If we are unable to raise additional cash, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have generated no revenue from operations and cannot guarantee we will be successful in our business operations. In the event that we fail to raise enough capital through this offering, we will seek alternate sources of investment. These alternate sources could be from additional private offerings, additional capital from existing shareholders and/or sourcing funding from private equity firms. In the event that we do not raise enough capital, we will decelerate the funding of our initiatives. The mitigating factors to this risk has been New Skyline’s repeated investments in the Company, and its continued lending of additional money when needed, with what we consider to be favorable note terms. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our Company. The Company may choose to fund a combination of our initiatives partially, resulting in a slower growth rate, or may choose to fund fully one of the initiatives first, for example, use all of our proceeds for orthotics before investing more capital into the 3D printer initiative. In the event that we do not find alternate sources, the business could fail.

Results of Operations

For the year ended December 31, 2013, we had gross miscellaneous income of $1,050 and current assets of $8,559 and for the six months ended June 30, 2014, we had no sales or income and current assets of $24,501. We believe we can satisfy our cash requirements for the next twelve months with loans from our officers (or investment partners) although there is no commitment at this time by our officers to make any loans to the Company. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the improvement and marketing of our core services. Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue and growth goals. We are uncertain whether financing would be available.

28

Going Concern Considerations

We have generated $1,050 in gross miscellaneous income since inception. The Company has a net loss of $150,605 and net cash used in operations of ($88,799) for the year ended December 31, 2013, and a stockholders’ equity of $41,670 and an accumulated deficit of $135,222 at December 31, 2013. The Company has a net loss of $248,356 and net cash used in operations of $45,335for the six months ended June 30, 2014, and a stockholders’ equity of $24,714 and an accumulated deficit of $376,494 at June 30, 2014. It is management’s viewpoint that this loss is an investment in the Company’s initiatives and will turn profitable when those initiatives come to fruition. The loss consists of share compensation, professional fees, research and development costs, and general expenses. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Management

Name	Age	Position

David Hostelley	75	CFO
James Endee	37	President, Director, CEO

David Hostelley, CFO

David Hostelley was appointed Chief Financial Officer of the Company in November 2013. Dr. Hostelley, our Chief Financial Officer and Director, is a CPA (inactive) licensed by the state of Ohio. In 1984, he earned his Ph.D. in management while a lecturer in the MBA Program of Baldwin-Wallace College. He formerly lectured in Accounting and Management for Walsh University, North Canton, Ohio. For the past five years to the present he has served as CEO/CFO and board member of publicly traded companies, which are:

From 08-09 to 01-11 EARI.PK / Entertainment Arts Research, Inc.

From 06-10 to 07-11 QEBR.OB / Virtual Medical International, Inc.

From 03-11 to 9-11CVSL.OB / Cardio Vascular Medical Device, Inc.

He has structured numerous acquisitions in the fields of printing, oil and gas development, private schools, insurance agencies, hotels, manufacturing, debit card issuance, health products and health clubs and service entities. He has formed Not-For-Profit entities and serves on the board of trustees. In his capacity of trainer in the field of Project Management, Dr. Hostelley has taught the executives of: Ford Motor Company, Westinghouse, National Fuel Gas, General Electric, Stromberg-Carlson, Doehler-Jarvis, Marvin Windows, Progressive Insurance, EDI Engineering, Sun Exploration, Tennessee Valley Authority, SPX Corporation, The Venezuelan Oil Ministry, Ford Museum in Greenfield Village, and numerous other companies. He has lectured in South Africa, Venezuela, Canada, and the United States. He is active in his Church.

James Endee, President, CEO, Director

James Endee was appointed Chief Operating Officer of the Company in October, 2013, and became President, CEO and Director in April 2014.With a B.S. in Mechanical Engineering from Tufts University and a well-rounded engineering and management background, he is aptly suited to handle the challenges of a growing high-technology company. His engineering background includes working in engineering management roles for a high-volume global printed circuit board manufacturer, as well as sales engineering roles for an acoustical products company and a national energy efficiency services company. With an eye towards objectivity, Jim approaches every business challenge with honesty and integrity, and focuses on achieving the Company’s goals with efficiency and effectiveness.

29

Our officers and directors will serve until their successors are elected and qualified. Ours officer are elected by the board of directors until they removed from office. The officers are expected to hold their offices until the next annual meeting of shareholders.

Family Relationships

There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics

We have not adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

Directors Compensation

James Endee is our sole director. Our directors are not compensated for their service as directors.

Committees of the Board of Directors

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board of directors would not provide any benefits to our company and could be considered more form than substance.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officers, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended December 31, 2013, since our inception.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Option Awards ($)	Stock Awards (#)		All Other Compensation ($)	Total ($)
Richard Epstein, former President, CEO, Director (1)	0	0	0	1,000,000		0	0
James Endee, President, CEO, Director (2)	0	0	0	6,000,000	**	0	0

David Hostelley CFO (3)	$7,500	0	0	500,000		0	$7,500

** 3,000,000 of the 6,000,000 is issuable quarterly as discussed below. 750,000 of the 3,000,000 issued as of 6/30/2014

(1)	Richard Epstein was a former Executive Officer and sole director of the Company until April 2014.
(2)	James Endee became COO of the Company in October 2013, and President, CEO and Director in April 2014.
(3)	David Hostelley became CFO of the Company in October 2013.

30

Agreements with Executive Officers

On November 1, 2013 the Company entered into an agreement with Mr. Hostelley to serve as Chief Financial Officer of the Company until October 31, 2014. Pursuant to the agreement with Mr. Hostelley the Company agreed to pay Mr. Hostelley: $1,500 per month during the term of the Agreement, which shall accrue for the period from inception through May 2014, and paid June 1, 2014, and monthly thereafter; and 500,000 shares of the Company's Common Stock.

On October 22, 2013 the Company entered into an agreement with Mr. Endee to serve as Chief Operating Officer of the Company for a period of three years. Pursuant to the agreement with Mr. Endee the Company agreed to issue an aggregate of 3,000,000 shares of the Company's Common Stock, issuable 250,000 shares quarterly throughout the term of the agreement. Mr. Endee agreed that he will not sell more than 80,000 shares of common stock during any month. In April 2014, Mr. Endee agreed to serve as CEO, President and director of the Company, and was awarded 3,000,000 shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 20, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group.    Unless otherwise indicated, the address of each shareholder is c/o our Company at our principal office address:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Richard Epstein, former Director, former President	1,000,000	6.3%
James Endee, President, CEO, Director (3)	4,250,000	26.62%
David Hostelley, CFO	500,000	3.1%
New Skyline Partners, LLC (4)	5,000,000	31.3%
Executive Officers and Directors as a Group (Two persons)	4,750,000	29.76%

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 1, 2014. In computing the number of shares beneficially owned and the percentage ownership, shares of common stock that may be acquired within 60 days of September 1, 2014 pursuant to the exercise of options, warrants or other securities convertible into common stock are deemed to be outstanding for that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percent of class is calculated on the basis of the number of shares outstanding on October 20, 2014 (15,960,999).

(3) Pursuant to the agreement with Mr. Endee the Company agreed to issue an aggregate of 6,000,000 shares of the Company's Common Stock, issuable 250,000 shares quarterly throughout the term of the agreement.

(4) Glenn Lafaye (Manager) has voting and dispositive control over the common shares beneficially owned by New Skyline Partners, LLC The address for New Skyline Partners, LLC is 26 Powderhorn Drive, Ridgefield, CT 06877. Excludes 20,000 shares of Series A Preferred Stock. The manager of New Skyline Partners, LLC is the son-in-law of Richard Epstein, former President of the Company.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2014, New Skyline Partners, LLC agreed to amend its note from the Company, dated May 1, 2013, and lend the Company an additional $35,000. The new note for $45,000 together with unpaid interest accrued thereon shall now be due on April 30, 2015 and have an interest rate of 2.8% per annum. To date, no interest has been paid on this note.

For a discussion on the agreements with related persons, see discussion set forth in section entitled “Agreements with Executive Officers.”

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Certificate of Incorporation contains provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this prospectus will be passed upon for us by JMS Law Group, PLLC.

EXPERTS

The financial statements included in this prospectus for the period from March 8, 2013 (inception) through December 31, 2013 have been audited by Li and Company, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Room 1580, Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-551-8090 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

32

FINANCIAL STATEMENTS

3D Total Solutions Inc.

June 30, 2014 and 2013

Index to the Consolidated Financial Statements

Contents	Page(s)

Consolidated Balance Sheets at June 30, 2014 (Unaudited) and December 31, 2013	F-2

Consolidated Statements of Operations for the Interim Period Ended June 30, 2014 and for the Period From March 8, 2013 (Inception) Through June 30, 2013 (Unaudited)	F-3

Consolidated Statements of Stockholders’ Equity for the Period From March 8, 2013 (Inception) Through June 30, 2014 (Unaudited)	F-4

Consolidated Statements of Cash Flows for the Interim Period Ended June 30, 2014 and for the Period From March 8, 2013 (Inception) Through June 30, 2013 (Unaudited)	F-5

Notes to the Consolidated Financial Statements (Unaudited)	F-6

F-1

3D Total Solutions Inc.

Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$24,501	$6,559
Prepaid expenses	-	2,000

Total Current Assets	24,501	8,559

PROPERTY AND EQUIPMENT
Office equipment	4,286	1,042
Accumulated depreciation	(626)	(174)

Property and equipment, net	3,660	868

PROVISIONAL PATENT	26,660	26,660

WEBSITE DEVELOPMENT COSTS	5,145	3,600

Total Assets	$59,966	$39,687

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$12,759	$3,400

Total Current Liabilities	12,759	3,400

LONG-TERM LIABILITIES
Note payable - related party	45,000	10,000

Total Long-Term Labilities	45,000	10,000

Total Liabilities	57,759	13,400

EQUITY:

3D TOTAL SOLUTIONS, INC. STOCKHOLDERS' EQUITY :
Preferred stock par value $0.0001: 1,000,000 shares authorized; 20,000 shares designated as Series A Convertible Preferred Stock
Series A convertible preferred stock par value $0.0001: liquidation preference of $1,000 per share; 20,000 shares designated; 20,000 shares issued and outstanding	2	2
Common stock par value $0.0001: 500,000,000 shares authorized; 17,961,000 and 16,510,000 shares issued and outstanding, respectively	1,796	1,651
Additional paid-in capital	399,410	175,239
Accumulated deficit	(376,494)	(135,222)

Total 3D Total Solutions, Inc. Stockholders' Equity	24,714	41,670

NON-CONTROLLING INTEREST IN SUBSIDIARY
Non-controlling interest - retained earnings in consolidated subsidiary	(22,507)	(15,383)

Total Non-controlling Interest in Subsidiary	(22,507)	(15,383)

Total Equity	2,207	26,287

Total Liabilities and Equity	$59,966	$39,687

See accompanying notes to the consolidated financial statements.

F-2

3D Total Solutions Inc.

Consolidated Statement of Operations

	For the	For the Period from
	Six Months	March 8, 2013
	Ended	(inception) through
	June 30, 2014	June 30, 2013

Revenue	$-	$-

OPERATING EXPENSES:
Compensation	53,583	100
Professional fees	5,730	-
Research and development	6,731	2,395
Consulting	153,750	-
General and administrative expenses	28,287	6,854

Total operating expenses	248,081	9,349

LOSS FROM OPERATIONS	(248,081)	(9,349)

OTHER (INCOME) EXPENSE:
Interest expense	315	-

Other (income) expense, net	315	-

LOSS BEFORE INCOME TAX PROVISION	(248,396)	(9,349)

INCOME TAX PROVISION	-	-

NET LOSS
Net loss before non-controlling interest	(248,396)	(9,349)
Net loss attributable to non-controlling interest holder	(7,124)	(4,114)

Net loss attributable to 3D Total Solutions, Inc.	$(241,272)	$(5,235)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.01)	$(0.00)

Weighted average common shares outstanding
- basic and diluted	17,047,928	1,236,842

See accompanying notes to the consolidated financial statements.

F-3

3D Total Solutions Inc.

Consolidated Statement of Equity

For the Period form March 8, 2013 (Inception) through June 30, 2014

							Total
							3D Total
	Series A Convertible						Solutions, Inc.
	Peferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional	Accumulated	Stockholders'	Non-controlling	Total
	Number of Shares	Amount	Number of Shares	Amount	paid-in Capital	Deficit	Equity	Interest	Equity

Balance, March 8, 2013 (Inception)	-	$-	-	$-	$-	$-	$-	$-	$-

Common stock issued for employee services valued at $0.0001 per share on March 11, 2013			1,000,000	100			100		100

Common stock issued for cash at $0.01 per share on June 15, 2013			2,000,000	200	19,800		20,000		20,000

Common stock issued for employee services valued at $0.01 per share on August 1, 2013			3,000,000	300	29,700		30,000		30,000

Preferred stock issued for cash at $1.50 per share on August 6, 2013	20,000	2			29,998		30,000		30,000

Common stock issued for third party servives valued at $0.01 per share on September 24, 2013			2,000,000	200	19,800		20,000		20,000

Common stock issued for cash at $0.01333 per share on September 30, 2013			3,000,000	300	39,700		40,000		40,000

Common stock issued to COO pursuant to an employment agreement for future services valued at $0.01333 per share granted on October 22, 2013			3,000,000	300	39,700		40,000		40,000

Common stock issued to COO pursuant to an employment agreement for future services valued at $0.01333 per share granted on October 22, 2013					(40,000)		(40,000)		(40,000)

Amortization of deferred COO services					3,333		3,333		3,333

Common stock issued for employee services valued at $0.01333 per share on November 1, 2013			250,000	25	3,308		3,333		3,333

Common stock issued for provisional patent valued at $0.01333 per share on November 16, 2013			2,000,000	200	26,460		26,660		26,660

Common stock issued for employee services valued at $0.01333 per share on November 21, 2013			200,000	20	2,646		2,666		2,666

Common stock issued for termination valued at $0.01333 per share on December 23, 2013			60,000	6	794		800		800

Net loss						(135,222)	(135,222)	(15,383)	(150,605)

Balance, December 31, 2013	20,000	2	16,510,000	1,651	175,239	(135,222)	41,670	(15,383)	26,287

Common stock and warrants issued for cash at $0.15 on January 22, 2014			116,000	12	17,388		17,400		17,400

Amortization of deferred COO services					6,666		6,666		6,666

Common stock and warrants issued for cash at $0.15 on February 25, 2014			60,000	6	8,994		9,000		9,000

Common stock issued for employee services valued at $0.15 per share on May 1, 2014			250,000	25	37,475		37,500		37,500

Common stock issued for consulting services valued at $0.15 per share on May 14, 2014			1,000,000	100	149,900		150,000		150,000

Common stock issued to consultant for future services on May 19, 2014 earned during the reporting period ended June 30, 2014 valued at $0.15 per share			25,000	2	3,748		3,750		3,750

Net loss						(241,272)	(241,272)	(7,124)	(248,396)

Balance, June 30, 2014	20,000	$2	17,961,000	$1,796	$399,410	$(376,494)	$24,714	$(22,507)	$2,207

See accompanying notes to the consolidated financial statements.

F-4

3D Total Solutions Inc.

Consolidated Statements of Cash Flows

		For the Period from
	For the Six Months	March 8, 2013
	Ended	(inception) through
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss before non-controlling interest	$(248,396)	$(9,349)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation expense	452	-
Common shares issued for services	191,250	100
Changes in operating assets and liabilities:
Prepaid expenses	2,000	-
Accrued expenses	9,359	-
NET CASH USED IN OPERATING ACTIVITIES	(45,335)	(9,249)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,244)	(1,043)
Website development costs	(1,545)	(1,775)
NET CASH USED IN INVESTING ACTIVITIES	(4,789)	(2,818)

CASH FLOWS FROM FINANCING ACTIVITIES:

Note payable - related party	35,000	10,000
Sale of common stock	33,066	20,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	68,066	30,100

NET CHANGE IN CASH	17,942	18,033

Cash at beginning of reporting period	6,559	-

Cash at end of reporting period	$24,501	$18,033

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$271	$-
Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements.

F-5

3D Total Solutions Inc.

June 30, 2014 and 2013

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

3D Total Solutions Inc.

3D Total Solutions Inc. (the “Company) was incorporated on March 8, 2013 under the laws of the State of Delaware. The Company is developing a 3D printer and a desktop extruder.

Formation of a Majority Owned Subsidiary, 3D Total Solutions Limited

On October 14, 2013 the Company formed 3D Total Solutions Limited, a private limited company in England. The Company owns 51% of this entity and the remaining 49% is owned by the Company's former head of Research and Development. The Company has been the sole source of funds to cover the operating costs of the subsidiary until it can be self supporting through its sales and profits.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the period from March 8, 2013 (inception) through December 31, 2013 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

F-6

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

3D Total Solutions Limited	England	October 14, 2013	51%

The consolidated financial statements include all accounts of the Company and its consolidated subsidiary as of the reporting period ending date and for the Company for the reporting period then ended and the subsidiary from the date of incorporation through the reporting period.

F-7

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-8

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Provisional Patent

The Company follows the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for patent. For acquired patents the Company records the costs to acquire patents as patent and amortizes the patent acquisition cost over its remaining legal life, or estimated useful life, or the term of the contract, whichever is shorter. For internal developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense; patent application costs, generally legal costs, thereafter incurred are capitalized, which are to be amortized once the patents are granted or expended if the patent application is rejected. The Company amortizes the internal developed patents over the shorter of the expected useful lives or the legal lives of the patents, which are generally 17 to 20 years for domestic patents and 5 to 20 years for foreign patents from the date when the patents are granted. The costs of defending and maintaining patents are expended as incurred. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Website Development Costs

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 350-50-15 and 350-50-25, the Company capitalizes costs incurred to develop a website as website development costs, which are amortized on a straight-line basis over the estimated useful life of three (3) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company; (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-9

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Non-controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary. Non-controlling interest is adjusted for the non-controlling interest holder’s proportionate share of the earnings or losses and other comprehensive income (loss), if any, and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company will derive its revenue from licensing, manufacturing, selling, research and development, and royalty activities.  Revenues will be recognized by major categories under the following policies:

(i)	For licensing activities, revenue from such agreements will be realized over the term and under the conditions of each specific license once all contract conditions have been met. Payments for licensing fees are generally received at the time the license agreements are executed, unless other terms for delayed payment are documented and agreed to between the parties.
(ii)	For manufacturing and selling activities, revenues will be realized when the products are delivered to customers and collection is reasonably assured.
(iii)	For research and development activities, revenues from such agreements will be realized as contracted services are performed or when milestones are achieved, in accordance with the terms of specific agreements. Advance payments for the use of technology where further services are to be provided or fees received on the signing of research agreements are recognized over the period of performance of the related activities. Amounts received in advance of recognition will be considered as deferred revenues by the Company.
(iv)	For royalty activities, revenues will be realized once performance requirements of the Company have been completed and collection is reasonably assured.

F-10

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for material and testing costs for research and development.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A nonemployee director does not satisfy this definition of employee. Nevertheless, nonemployee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to nonemployee directors for their services as directors. Awards granted to nonemployee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

F-11

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances.

F-12

Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

F-13

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended June 30, 2014 or 2013.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-14

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The total amount of potentially outstanding dilutive common shares from the conversion of the warrants would be 338,666 and 0 for the reporting period ended June 30, 2014 and 2013, respectively.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

F-15

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at June 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

F-16

	June 30, 2014	December 31, 2013

Office Equipment	$4,286	$1,074

	4,286	1,074
Less: Accumulated depreciation	(626)	(174)
	$3,660	$868

Depreciation Expense

Depreciation expense was $452 and $0 for the reporting periods ended June 30, 2014 and from March 8, 2013 (inception) through June 30, 2013, respectively.

Note 5 – Provisional Patent

The Company obtained a United States provisional patent #61/868,199, Methods of Playing Games Using the Internet and a 3D Printer from an individual, by assignment, effective November 16, 2013, in exchange for 2,000,000 shares of restricted common stock.  The provisional patent was originally granted on August 1, 2013 and is good for one year before applying for a permanent patent. The Company applied for a permanent patent on July 11, 2014. The provisional patent was valued at the fair value of the Company’s common stock on the date of issuance of $0.0133 per share, or $26,660.

Note 6 – Website Development Costs

The Company has expended $5,145 through June 30, 2014 for a website that is currently under construction.

Note 7 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

New Skyline Partners, LLC	Owned by significant stockholder

Note Payable – Related Party

From time to time, certain officers and directors provided working capital to the Company in the form of notes payable.

Note payable – related party consisted of the following:

	March 31, 2014	December 31, 2013
On May 1, 2013, the Company issued a note to New Skyline Partners, LLC, in the principal amount of $10,000 with interest at 5%, per annum, maturing on April 30, 2014. On May 1, 2014, the note and the January 14, 2014 notes were amended and increased to one $45,000 note. The note matures on April 30, 2015 and bears interest at 2.8%, per annum.	$45,000	$10,000
	$45,000	$10,000

Interest expense for the interim periods ended June 30, 2014 and 2013 was $315 and $0, respectively.

Note 8 - Commitments and Contingencies

Employment Agreements

Chief Operating Officer

On October 22, 2013, the Company entered into an employment agreement with James Endee (“Endee”), in connection with his appointment as the Company’s Chief Operating Officer. The term of the Agreement is for a period of three (3) years, commencing on October 22, 2013.

F-17

During the Term, the Company will pay Endee three million (3,000,000) shares of the Company’s common stock, issuable 250,000 shares at a time on a quarterly basis commencing October 22, 2013.

Chief Financial Officer

On November 1, 2013, the Company entered into an employment agreement with David Hostelley (“Hostelley”) in connection with his appointment as the Company’s Chief Financial Officer. The term of the Agreement is for a period of one year, commencing on November 1, 2013. The agreement may be extended for periods by the mutual agreement of the parties.

During the Term, the Company will (i) pay Hostelley a base salary of $1,500 per month, which will accrue from inception through May 2014 and paid in June 2014, and then paid monthly thereafter; (ii) issue to Hostelley 250,000 shares of the Company’s common stock on November 1, 2013. Additionally, on May 1, 2014 the Company issued an additional 250,000 shares as compensation.

Note 9 – Stockholders’ Equity

Shares Authorized

Shares Authorized upon Incorporation

Upon incorporation the total number of shares of all classes of stock which the Company is authorized to issue is Five Hundred Million (500,000,000) shares of which Five Hundred Million (500,000,000) shares shall be Common Stock, par value $0.0001 per share.

Certificate of Amendment to the Certificate of Incorporation

On January 7, 2014, upon approval by written consent of its board members the Company approved the increase in the number of authorized shares to increase the number of authorized shares of par value $0.0001 stock from Five Hundred Million (500,000,000) shares up to Five Hundred One Million (501,000,000) shares, composed of an increase in the number of authorized shares of par value $0.0001 preferred stock from nil to One Million (1,000,000) shares.

Preferred Stock – Related Party

On August 6, 2013, New Skyline purchased the entire 20,000 shares of the Company’s designated Series A Convertible Preferred Stock, par value $0.0001 (“Series A”) at $1.50 per share (the “Purchase Price”) or $30,000 in cash.

The Series A has the following Designations:

Shares of Series A shall not have the right to vote.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of the Series A will be entitled to receive a liquidation preference of the stated value of $1,000 per share plus accrued and unpaid dividends. The Series A is senior in right of distribution in liquidation to the Common Stock. If, upon any winding up of the Company’s affairs, the assets available to pay the holders of Series A Preferred Stock are not sufficient to permit payment in full, then all assets will be distributed to those holders on a pro rata basis.

The Series A is convertible at option of the holder at any time and from time to time, without the payment of additional consideration into one thousand (1,000) shares of Common Stock

Shares of Series A shall have no right to dividends.

Common Stock – Related Party

On March 11, 2013, the Company issued 1,000,000 shares of its common stock to its founder for services performed. The shares were valued at their par value of $0.0001 per share or $100.

On June 15, 2013, New Skyline Partners, LLC purchased 2,000,000 shares of the Company’s common stock at $0.01 per share or $20,000.

F-18

On August 1, 2013 the Company issued 3,000,000 shares of its common stock, valued at $0.01 per share, or $30,000, to its founder to assume the positions of President and Chief Executive Officer of the Company.

On September 30, 2013, New Skyline Partners, LLC purchased 3,000,000 shares of the Company’s common stock at $0.01333 per share or $40,000.

On November 1, 2013, the Company issued 250,000 shares of its common stock valued at $0.01333 per share or $3,333 to its Chief Financial Officer. The shares were fully vested and non-forfeitable on the date of issuance.

On November 21, 2013, the Company issued 200,000 shares of its common stock valued at $0.01333 per share or $2,666 to its Head of Desktop Extrusion. The shares were fully vested and non-forfeitable on the date of issuance. The shares have an anti-dilution clause for the first twenty-four (24) months.

On December 23, 2013, the Company issued 60,000 shares of its common stock valued at $0.01333 per share or $800 per the terms and conditions of a Separation Agreement with its former Chief Technology Officer. The shares were fully vested and non-forfeitable on the date of issuance.

On May 1, 2014, the Company issued 250,000 shares of its common stock valued at $0.01333 per share or $3,333 to its Chief Financial Officer. The shares were fully vested and non-forfeitable on the date of issuance.

Issuance of Common Stock or Equity Units to Parties Other Than Employees for Acquiring Goods or Services

On September 24, 2013, the Company entered into an engagement with JMS Law Group (“JMS”) to provide legal services with respect to certain securities work. Pursuant to the agreement the Company is required to pay the firm $3,750 upon execution of the agreement and $3,750 immediately prior to filing a Registration Statement. The Company also agreed to issue JMS 2,000,000 shares of restricted common stock upon execution of the agreement. The stock is fully vested and non-forfeitable. The Company valued the 2,000,000 shares of common stock at $0.01 per share, or $20,000, and recorded the issuance as professional fees.

On November 16, 2013, the Company obtained a United States provisional patent from an individual, by assignment, in exchange for the issuance of 2,000,000 shares of its restricted common stock.  The provisional patent was valued at $0.0133 per share, or $26,660.

On May 14, 2014, the Company issued 1,000,000 shares of its common stock to a consultant for future services to be performed over a three year period. These shares are fully vested and non-forfeitable and were valued at $0.15 per share, or $150,000. On the one year anniversary of the agreement, if still in effect, the Company will issue an addition 1,000,000 shares of its common stock to the consultant.

On May 19, 2014, the Company issued 25,000 shares of its common stock to a consultant for services related to the Company’s research and development of orthotics products and/or services. These shares were valued at $0.15 per share, or $3,750. The Company will issue an additional 75,000 shares over 2 years, if still in effect.

Issuance of Common Stock or Equity Units for Cash

On January 22, 2014 and February 25, 2014, the Company closed a private placement by raising $26,400 from eleven (11) investors through the sale of 176,000 units of its securities at $0.15 per unit in a private placement. Each unit sold in the offering consisted of 1 share of the Company’s common stock, $.0001 par value per share, and a warrant to purchase two (2) shares of common stock with an exercise price of $0.64 per share expiring three years from the date of issuance (the “Warrants“).

Warrants

The Company estimated the relative fair value of the warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

F-19

Expected life (year)	3

Expected volatility (*)	56.47%

Expected annual rate of quarterly dividends	0.00%

Risk-free rate(s)	0.90%

*             As a newly formed entity it is not practicable for the Company to estimate the expected volatility of its share price. The Company selected four (4) comparable public companies listed on the NASDAQ Capital Market within the 3D printer industry, which the Company engages in, to calculate the expected volatility. The Company calculated those four (4) comparable companies’ historical volatility over the expected life of the options or warrants and averaged them as its expected volatility.

The estimated relative fair value of the warrants was $3,014 at the date of issuance using the Black-Scholes Option Pricing Model.

Note 10 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

F-20

3D Total Solutions Inc.

December 31, 2013

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

3D Total Solutions Inc.

We have audited the accompanying consolidated balance sheet of 3D Total Solutions Inc. (the “Company”) as of December 31, 2013 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from March 8, 2013 (inception) through December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and the results of its operations and its cash flows for the period from March 8, 2013 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey

July 17, 2014

F-22

3D Total Solutions Inc.

Consolidated Balance Sheet

December 31, 2013

ASSETS
CURRENT ASSETS:
Cash	$6,559
Prepaid expenses	2,000

Total Current Assets	8,559

PROPERTY AND EQUIPMENT
Office equipment	1,042
Accumulated depreciation	(174)

Property and equipment, net	868

PROVISIONAL PATENT	26,660

WEBSITE DEVELOPMENT COSTS	3,600

Total Assets	$39,687

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$3,400

Total Current Liabilities	3,400

LONG-TERM LIABILITIES:
Note payable - related party	10,000

Total Long-Term Liabilities	10,000

Total liabilities	13,400

COMMITMENTS AND CONTINGENCIES

EQUITY:

3D TOTAL SOLUTIONS, INC. STOCKHOLDERS' EQUITY:
Preferred stock par value $0.0001: 1,000,000 shares authorized; 20,000 shares designated as Series A Convertible Preferred Stock
Series A convertible preferred stock par value $0.0001: 20,000 shares authorized; 20,000 shares issued and outstanding	2
Common stock par value $0.0001: 500,000,000 shares authorized; 16,510,000 shares issued and 13,760,000 shares outstanding	1,651
Additional paid-in capital	175,239

Accumulated deficit	(135,222)

Total 3D Total Solutions, Inc. Stockholders' Equity	41,670

NON-CONTROLLING INTEREST IN SUBSIDIARY
Non-controlling interest - capital stock in consolidated subsidiary	-
Non-controlling interest - retained earnings in consolidated subsidiary	(15,383)

Total Non-controlling interest in subsidiary	(15,383)

Total Equity	26,287

Total Liabilities and Equity	$39,687

See accompanying notes to the consolidatated financial statements.

F-23

3D Total Solutions Inc.

Consolidated Statement of Operations

For the Period from
March 8, 2013
(inception) through
December 31, 2013

Revenue	$-

OPERATING EXPENSES:
Compensation	68,293
Professional fees	45,820
Research and development	26,036
General and administrative expenses	10,363

Total operating expenses	150,512

LOSS FROM OPERATIONS	(150,512)

OTHER (INCOME) EXPENSE:
Interest expense	333
Other income	(240)

Other (income) expense, net	93

LOSS BEFORE INCOME TAX PROVISION	(150,605)

INCOME TAX PROVISION	-

NET LOSS
Net loss before non-controlling interest	(150,605)
Net loss attributable to non-controlling interest holder	(15,383)

Net loss attributable to 3D Total Solutions, Inc.	$(135,222)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:	$(0.02)

Weighted average common shares outstanding - basic and diluted	6,773,813

See accompanying notes to the consolidatated financial statements.

F-24

3D Total Solutions Inc.

Consolidated Statement of Equity

For the Period form March 8, 2013 (inception) through December 31, 2013

							Total
							3D Total
	Series A Convertible						Solutions, Inc.
	Peferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional	Accumulated	Stockholders'	Non-controlling	Total
	Number of Shares	Amount	Number of Shares	Amount	paid-in Capital	Deficit	Equity	Interest	Equity

Balance, March 8, 2013 (Inception)	-	$-	-	$-	$-	$-	$-	$-	$-

Common stock issued for employee services valued at $0.0001 per share on March 11, 2013			1,000,000	100			100		100

Common stock issued for cash at $0.01 per share on June 15, 2013			2,000,000	200	19,800		20,000		20,000

Common stock issued for employee services valued at $0.01 per share on August 1, 2013			3,000,000	300	29,700		30,000		30,000

Preferred stock issued for cash at $1.50 per share on August 6, 2013	20,000	2			29,998		30,000		30,000

Common stock issued for third party servives valued at $0.01 per share on September 24, 2013			2,000,000	200	19,800		20,000		20,000

Common stock issued for cash at $0.01333 per share on September 30, 2013			3,000,000	300	39,700		40,000		40,000

Common stock issued to COO pursuant to an employment agreement for future services valued at $0.01333 per share granted on October 22, 2013			3,000,000	300	39,700		40,000		40,000

Common stock issued to COO pursuant to an employment agreement for future services valued at $0.01333 per share granted on October 22, 2013					(40,000)		(40,000)		(40,000)

Amortization of deferred COO services					3,333		3,333		3,333

Common stock issued for employee servives valued at $0.01333 per share on November 1, 2013			250,000	25	3,308		3,333		3,333

Common stock issued for provisional patent valued at $0.01333 per share on November 16, 2013			2,000,000	200	26,460		26,660		26,660

Common stock issued for employee services valued at $0.01333 per share on November 21, 2013			200,000	20	2,646		2,666		2,666

Common stock issued for termination valued at $0.01333 per share on December 23, 2013			60,000	6	794		800		800

Net loss						(135,222)	(135,222)	(15,383)	(150,605)

Balance, December 31, 2013	20,000	$2	16,510,000	$1,651	$175,239	$(135,222)	$41,670	$(15,383)	$26,287

See accompanying notes to the consolidatated financial statements.

F-25

3D Total Solutions Inc.

Consolidated Statements of Cash Flows

For the Period from
March 8, 2013
(inception) through
December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss before non-controlling interest	$(150,605)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	174
Common shares issued for third party services	20,000
Common shares issued for employee services	40,232
Changes in operating assets and liabilities:
Prepaid expenses	(2,000)
Accrued expenses	3,400

NET CASH USED IN OPERATING ACTIVITIES	(88,799)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,042)
Website development costs	(3,600)

NET CASH USED IN INVESTING ACTIVITIES	(4,642)

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable - related party	10,000
Sale of preferred stock	30,000
Sale of common stock	60,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	100,000

NET CHANGE IN CASH	6,559

Cash at beginning of reporting period	-

Cash at end of reporting period	$6,559

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$333
Income tax paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for provisional patent	$26,660

See accompanying notes to the consolidatated financial statements.

F-26

3D Total Solutions Inc.

December 31, 2013

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

3D Total Solutions Inc.

3D Total Solutions Inc. (the “Company) was incorporated on March 8, 2013 under the laws of the State of Delaware. The Company is developing a 3D printer and a desktop extruder. Additionally, the Company has added initiatives in gaming for 3D printers, builderbags (which are parts kits users can purchase to build more useful items with their 3D printers) and applying 3D printing technology to orthotics.

Formation of a Majority Owned Subsidiary, 3D Total Solutions Limited

On October 14, 2013 the Company formed an entity in England in which it had a 51% ownership, to develop products for the 3D technology industry. The English entity acquired a provisional patent and efforts were made to produce a working prototype. There was not an acceptable prototype developed as thought and as of December 31, 2013 the Company decided to wait for other opportunities before re-starting the business in England.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”)

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the

F-27

(iii)	net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

3D Total Solutions Limited	England	October 14, 2013	51%

The consolidated financial statements include all accounts of the Company and its consolidated subsidiary as of the reporting period ending date and for the Company for the reporting period then ended and the subsidiary from the date of incorporation through the reporting period.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

F-28

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, provisional patent and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

F-29

Provisional Patent

The Company follows the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for patent. For acquired patents the Company records the costs to acquire patents as patent and amortizes the patent acquisition cost over its remaining legal life, or estimated useful life, or the term of the contract, whichever is shorter. For internal developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense; patent application costs, generally legal costs, thereafter incurred are capitalized, which are to be amortized once the patents are granted or expended if the patent application is rejected. The Company amortizes the internal developed patents over the shorter of the expected useful lives or the legal lives of the patents, which are generally 17 to 20 years for domestic patents and 5 to 20 years for foreign patents from the date when the patents are granted. The costs of defending and maintaining patents are expended as incurred. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Website Development Costs

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 350-50-15 and 350-50-25, the Company capitalizes costs incurred to develop a website as website development costs, which are amortized on a straight-line basis over the estimated useful life of three (3) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company; (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-30

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Non-controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary. Non-controlling interest is adjusted for the non-controlling interest holder’s proportionate share of the earnings or losses and other comprehensive income (loss), if any, and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company will derive its revenue from licensing, manufacturing, selling, research and development, and royalty activities.  Revenues will be recognized by major categories under the following policies:

(i)	For licensing activities, revenue from such agreements will be realized over the term and under the conditions of each specific license once all contract conditions have been met. Payments for licensing fees are generally received at the time the license agreements are executed, unless other terms for delayed payment are documented and agreed to between the parties.
(ii)	For manufacturing and selling activities, revenues will be realized when the products are delivered to customers and collection is reasonably assured.
(iii)	For research and development activities, revenues from such agreements will be realized as contracted services are performed or when milestones are achieved, in accordance with the terms of specific agreements. Advance payments for the use of technology where further services are to be provided or fees received on the signing of research agreements are recognized over the period of performance of the related activities. Amounts received in advance of recognition will be considered as deferred revenues by the Company.
(iv)	For royalty activities, revenues will be realized once performance requirements of the Company have been completed and collection is reasonably assured.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for material and testing costs for research and development.

F-31

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification, the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii), a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent PPM, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-32

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification, the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii), a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-33

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended December 31, 2013.

Net Income (Loss) per Common Share

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

There were no potentially outstanding dilutive common shares for the reporting period ended December 31, 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

F-34

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Tax (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists. This ASU provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

F-35

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013, a net loss and net cash used in operating activities for the period from March 8, 2013 (inception) through December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

December 31, 2013

Office Equipment	$1,074

1,074
Less: Accumulated depreciation	(174)
$868

Depreciation Expense

Depreciation expense was $174 for the period from March 8, 2013 (inception) through December 31, 2013.

Note 5 – Provisional Patent

The Company obtained a United States provisional patent #61/868,199, Methods of Playing Games Using the Internet and a 3D Printer from an individual, by assignment, effective November 16, 2013, in exchange for 2,000,000 shares of restricted common stock.  The provisional patent was originally granted on August 1, 2013 and is good for one year. The Company intends to apply for a permanent patent at such time. The provisional patent was valued at the fair value of the Company’s common stock on the date of issuance of $0.0133 per share, or $26,660.

F-36

Note 6 – Website Development Costs

The Company has expended $3,600 through December 31, 2013 for a website that is currently under construction.

Note 7 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

New Skyline Partners, LLC	Manager of fund was previously the original Director and President of the Company

Note Payable – Related Party

From time to time, certain officers and directors provided working capital to the Company in the form of notes payable.

Note payable – related party consisted of the following:

December 31, 2013

On May 1, 2013, the Company issued a note to New Skyline Partners, LLC, in the principal amount of $10,000 with interest at 5%, per annum, maturing on April 30, 2014. The note was amended May 1, 2014.	$10,000

Note payable – related party.	$10,000

Note 8 - Commitments and Contingencies

Employment Agreements

Chief Operating Officer

On October 22, 2013, the Company entered into an employment agreement with James Endee (“Endee”) in connection with his appointment as the Company’s Chief Operating Officer. The term of the Agreement is for a period of three (3) years, commencing on October 22, 2013.

During the Term, the Company will pay Endee three million (3,000,000) shares of the Company’s common stock, issuable 250,000 shares at a time on a quarterly basis commencing October 22, 2013.

Chief Financial Officer

On November 1, 2013, the Company entered into an employment agreement with David Hostelley (“Hostelley”) in connection with his appointment as the Company’s Chief Financial Officer. The term of the Agreement is for a period of one year, commencing on November 1, 2013. The agreement may be extended for periods by the mutual agreement of the parties.

During the Term, the Company will (i) pay Hostelley a base salary of $1,500 per month, which will accrue from inception through May 2014 and paid in June 2014, and then paid monthly thereafter; (ii) issue to Hostelley 250,000 shares of the Company’s common stock on November 1, 2013.

F-37

Note 9 – Stockholders’ Equity

Shares Authorized

Shares Authorized upon Incorporation

Upon incorporation the total number of shares of all classes of stock which the Company is authorized to issue is Five Hundred Million (500,000,000) shares of which Five Hundred Million (500,000,000) shares shall be Common Stock, par value $0.0001 per share.

Certificate of Amendment to the Certificate of Incorporation

On January 7, 2014, upon approval by written consent of its board members and shareholders, the Company approved the increase in the number of authorized shares to increase the number of authorized shares of par value $0.0001 stock from Five Hundred Million (500,000,000) shares up to Five Hundred One Million (501,000,000) shares, composed of an increase in the number of authorized shares of par value $0.0001 preferred stock from nil to One Million (1,000,000) shares.

Preferred Stock – Related Party

On August 6, 2013, New Skyline purchased the entire 20,000 shares of the Company’s designated Series A Convertible Preferred Stock par value $0.0001 (“Series A”) at $1.50 per share (the “Purchase Price”) or $30,000 in cash.

The Series A has the following Designations:

Shares of Series A shall not have the right to vote.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of the Series A will be entitled to receive a liquidation preference of the stated value of $1,000 per share plus accrued and unpaid dividends. The Series A is senior in right of distribution in liquidation to the Common Stock. If, upon any winding up of the Company’s affairs, the assets available to pay the holders of Series A Preferred Stock are not sufficient to permit payment in full, then all assets will be distributed to those holders on a pro rata basis.

The Series A is convertible at option of the holder at any time and from time to time, without the payment of additional consideration into one thousand (1,000) shares of Common Stock

Shares of Series A shall have no right to dividends.

Common Stock – Related Party

On March 11, 2013, the Company issued 1,000,000 shares of its common stock to its founder for services performed. The shares were valued at their par value of $0.0001 per share or $100.

On June 15, 2013, New Skyline Partners, LLC purchased 2,000,000 shares of the Company’s common stock at $0.01 per share or $20,000.

On August 1, 2013 the Company issued 3,000,000 shares of its common stock, valued at $0.01 per share, or $30,000 to its founder to assume the positions of President and Chief Executive Officer of the Company.

On September 30, 2013, New Skyline Partners, LLC purchased 3,000,000 shares of the Company’s common stock at $0.01333 per share or $40,000.

On November 1, 2013, the Company issued 250,000 shares of its common stock valued at $0.01333 per share or $3,333 to its Chief Financial Officer. The shares were fully vested and non-forfeitable on the date of issuance.

On November 21, 2013, the Company issued 200,000 shares of its common stock valued at $0.01333 per share or $2,666 to its Head of Desktop Extrusion. The shares were fully vested and non-forfeitable on the date of issuance.

F-38

On December 23, 2013, the Company issued 60,000 shares of its common stock valued at $0.01333 per share or $800 per the terms and conditions of a Separation Agreement with its former Chief Technology Officer. The shares were fully vested and non-forfeitable on the date of issuance.

Common Stock

On September 24, 2013, the Company entered into an engagement with JMS Law Group (“JMS”) to provide legal services with respect to certain securities work. Pursuant to the agreement the Company is required to pay the firm $3,750 upon execution of the agreement and $3,750 immediately prior to filing a Registration Statement. The Company also agreed to issue JMS 2,000,000 shares of restricted common stock upon execution of the agreement. The stock is fully vested and non-forfeitable. The Company valued the 2,000,000 shares of common stock at $0.01 per share, or $20,000, and recorded the issuance as professional fees.

On November 16, 2013, the Company obtained a United States provisional patent from an individual, by assignment, in exchange for the issuance of 2,000,000 shares of its restricted common stock.  The provisional patent was valued at $0.0133 per share, or $26,660.

Note 10 – Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $150,605 that may be offset against future taxable income through 2033. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $51,206 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $51,206 for the period from March 8, 2013 (inception) through December 31, 2013.

Components of deferred tax assets are as follows:

December 31, 2013
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$51,206

Less valuation allowance	(51,206)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the period from March 8, 2013 (inception) through December 31, 2013

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss (“NOL”) carry-forwards	(34.0)

Effective income tax rate	0.0%

F-39

Note 11 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

On January 22, 2014 and February 25, 2014, the Company closed a private placement by raising $26,400 from eleven (11) investors through the sale of 176,000 units of its securities at $0.15 per unit in a private placement. Each unit sold in the offering consisted of 1 share of the Company’s common stock, $.0001 par value per share, and a warrant to purchase two (2) shares of common stock with an exercise price of $0.64 per share expiring three years from the date of issuance (the “Warrants“).

Effective April 1, 2014, the board of directors authorized the issuance of additional 250,000 shares of its common stock to its Chief Financial Officer.

Effective April 2, 2014, the board of directors authorized the issuance of additional 3,000,000 shares of its common stock to its Chief Executive Officer.

On April 2, 2014, the board of directors accepted the resignation of Richard Epstein as a director, president and chief executive officer of the Company. Along with his resignation the Company accepted the return of his three million (3,000,000) shares of common stock of the Company and cancelled such stock.

On May 1, 2014, New Skyline Partners, LLC agreed to amend its note from the Company, dated May 1, 2013, and lend the Company an additional $35,000. The new note for $45,000 together with unpaid interest accrued thereon shall now be due on April 30, 2015 and have an interest rate of 2.8% per annum.

On May 1, 2014, the Company issued 250,000 shares of its common stock to its Chief Financial Officer.

On May 14, 2014, the Company issued 1,000,000 shares of its common stock to a consultant for future services to be performed over a three year period. On the one year anniversary of the agreement, if still in effect, the Company will issue an addition 1,000,000 shares of its common stock to the consultant.

On May 19, 2014, the Company issued 25,000 shares of its common stock to a consultant for services related to the Company’s research and development of orthotics products and/or services. The Company will issue an additional 75,000 shares over 2 years, if still in effect.

F-40

3D TOTAL SOLUTIONS, INC.

4,513,300 SHARES OF COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Dealer Prospectus Delivery Obligation

Until ——-, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________, 2014

33

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$145.33
Legal fees and expenses	$7,500.00
Accounting fees and expenses	$7,500.00
Miscellaneous	$3,604.67

Total	$21,250.00

All expenses are estimated except the SEC filing fee.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Delaware General Corporation Law and our Certificate of Incorporation. These provisions state that certain persons (hereinafter called “lndemnitees”) may be indemnified by a Delaware corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales Of Unregistered Securities.

The following are all issuances of securities by the registrant since its formation in October 2013, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions. There were no non-accredited investors for any of the offerings referenced below.

34

On August 6, 2013, New Skyline Partners, LLC purchased 20,000 shares of the Company’s designated Series A Convertible Preferred Stock par value $0.0001 at $1.50 per share or $30,000 in cash.  This offering was made as part of the Rule 504 of Regulation D offering.

On March 11, 2013, the Company issued 1,000,000 shares of its common stock to one of its founders for services performed. The shares were valued at their par value of $0.0001 per share or $100.

On June 15, 2013, New Skyline Partners, LLC purchased 2,000,000 shares of the Company’s common stock at $0.01 per share or $20,000. This offering was made as part of the Rule 504 of Regulation D offering.

On August 1, 2013 the Company issued 3,000,000 shares of its common stock, valued at $0.01 per share, or $30,000 to one of its founders to assume the positions of President and Chief Executive Officer of the Company.

On September 30, 2013, New Skyline Partners, LLC purchased 3,000,000 shares of the Company’s common stock at $0.01333 per share or $40,000. This offering was made as part of the Rule 504 of Regulation D offering.

On November 1, 2013, the Company issued 250,000 shares of its common stock valued at $0.01333 per share or $3,333 to its Chief Financial Officer. The shares were fully vested and non-forfeitable on the date of issuance.

On November 21, 2013, the Company issued 200,000 shares of its common stock valued at $0.01333 per share or $2,666 to its Head of Desktop Extrusion. The shares were fully vested and non-forfeitable on the date of issuance.

On December 23, 2013, the Company issued 60,000 shares of its common stock valued at $0.01333 per share or $800 per the terms and conditions of a Separation Agreement with its former Chief Technology Officer. The shares were fully vested and non-forfeitable on the date of issuance.

On September 24, 2013, the Company entered into an engagement with JMS Law Group (“JMS”) to provide legal services with respect to certain securities work. Pursuant to the agreement the Company issued JMS 2,000,000 shares of restricted common stock upon execution of the agreement. The stock is fully vested and non-forfeitable. The Company valued the 2,000,000 shares of common stock at $0.01 per share, or $20,000, and recorded the issuance as professional fees.

On November 16, 2013, the Company obtained a United States provisional patent from an individual, by assignment, in exchange for the issuance of 2,000,000 shares of its restricted common stock.  The provisional patent was valued at $0.0133 per share, or $26,660.

On January 22, 2014 and February 25, 2014, the Company closed a private placement by raising $26,400 from eleven (11) investors through the sale of 176,000 units of its securities at $0.15 per unit in a private placement. Each unit sold in the offering consisted of one share of the Company’s common stock, $.0001 par value per share, and a warrant to purchase two (2) shares of common stock with an exercise price of $0.64 per share expiring three years from the date of issuance (the “Warrants“).This offering was made as part of the Rule 504 of Regulation D offering.

Effective April 22, 2014, the board of directors authorized the issuance of additional 250,000 shares of its common stock to its Chief Executive Officer pursuant to its agreement with the Chief Executive Officer.

35

On April 2, 2014, the board of directors accepted the resignation of Richard Epstein as a director, president and chief executive officer of the Company. Along with his resignation the Company accepted the return of his three million (3,000,000) shares of common stock of the Company and cancelled such stock.

On May 1, 2014, New Skyline Partners, LLC agreed to amend its note from the Company, dated May 1, 2013, and lend the Company an additional $35,000. The new note for $45,000 together with unpaid interest accrued thereon shall now be due on April 30, 2015 and have an interest rate of 2.8% per annum.

On May 1, 2014, the Company issued 250,000 shares of its common stock to its Chief Financial Officer.

On May 14, 2014, the Company issued 1,000,000 shares of its common stock to a consultant for future services to be performed over a three year period. On the one year anniversary of the agreement, if still in effect, the Company will issue an addition 1,000,000 shares of its common stock to the consultant.

On May 19, 2014, the Company issued 25,000 shares of its common stock to a consultant for services related to the Company’s research and development of orthotics products and/or services. The Company will issue an additional 75,000 shares over two years, if still in effect.

Effective July 22, 2014, the board of directors authorized the issuance of additional 250,000 shares of its common stock to its Chief Executive Officer pursuant to its agreement with the Chief Executive Officer.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Certificate of Incorporation 3D Total Solutions Inc.**
3.2	Certificate of Amendment to Certificate of Incorporation 3D Total Solutions Inc.**
3.3	Amended Certificate of Designation of Rights and Preferences for Series A Convertible Preferred Stock.**
3.4	Bylaws 3D Total Solutions Inc. **
3.5	Articles of Association of 3D Total Solutions Limited**
4.1	Form of warrant* *
5.1	Opinion of JMS Law Group, PLLC*
10.1	Stock Purchase Agreement Dated June 15, 2013 between 3D Total Solutions Inc. (collectively referred to as the “Company) and New Skyline Partners, LLC.**
10.2	Stock Purchase Agreement Dated August 6, 2013 between 3D Total Solutions Inc. (collectively referred to as the “Company) and New Skyline Partners, LLC.**
10.3	Stock Purchase Agreement Dated September 30, 2013 between 3D Total Solutions Inc. (collectively referred to as the “Company) and New Skyline Partners, LLC.**
10.4	Agreement Dated October 22, 2013 between 3D Total Solutions Inc. and James Endee.**
10.5	Agreement Dated November 1, 2013 between 3D Total Solutions Inc. and David Hostelley.**
10.6	Assignment Agreement Dated November 17, 2013 between 3D Total Solutions Inc. and Ellen Ross.**
10.7	Assignment Agreement Dated February 24, 2014 between 3D Total Solutions Inc. and Jason Perkes.**
10.8	Agreement Dated May 14, 2014 between 3D Total Solutions Inc. and Patrick J. O’Neill.**
10.9	Agreement Dated May 19, 2014 between 3D Total Solutions Inc. and Dr. Thomas Barbaro.**
10.10	Form of subscription agreement**
23.1	Consent of Li and Company*
23.2	Consent of Counsel (included in Exhibit 5.1)*

* filed herewith

** filed as Exhibit to the Company’s Registration Statement on Form S-1, filed with the SEC on July 17, 2014

36

Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

37

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by the undersigned in the City of Ridgefield, State of Connecticut on October 23, 2014.

3D TOTAL SOLUTIONS, INC.

By: /s/ James Endee	By: /s/David Hostelley
Chief Executive Officer	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Endee, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ James Endee	President/Chief Executive Officer and	October 23, 2014
James Endee	Director (principal executive officer)

/s/David Hostelley	Chief Financial Officer (principal
David Hostelley	accounting officer)	October 23, 2014

39